UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 24, 2022

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Minuteman Road,	Andover,	Massachusetts	01810
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRCY	Nasdaq Global Select Market
Preferred Stock Purchase Rights	N/A	Nasdaq Global Select Market

Item 1.01 Entry Into a Material Definitive Agreement.

On June 23, 2022, Mercury Systems, Inc. (the “Company”) entered into agreements with each of JANA Partners LLC (“JANA”) and Starboard Value LP and certain of its affiliates (collectively, “Starboard”), with the cooperation agreement with JANA referred to herein as the “JANA Agreement” and the agreement with Starboard referred to herein as the “Starboard Agreement”, and together with the JANA Agreement, the “Agreements”.

Pursuant to the Agreements, the Company has appointed William L. Ballhaus (the “JANA Nominee”) and Howard L. Lance (the “Starboard Nominee”) as independent directors in Class I of the Board of Directors (the “Board”) for a term expiring at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”) and has agreed to re-nominate such directors for a three-year term at the 2022 Annual Meeting. Per the Agreements, Messrs. Ballhaus and Lance have each been appointed to the Nominating and Governance Committee and the M&A and Finance Committee and Mr. Lance has been appointed to the Human Capital and Compensation Committee. The Company also appointed Mr. Ballhaus to the Audit Committee and Mr. Lance to the Government Relations Committee. The Company agreed to use its reasonable best efforts to schedule and hold the 2022 Annual Meeting no later than November 15, 2022. During the terms of their respective agreements, and subject to the conditions therein, JANA and Starboard are entitled to designate a replacement director that is reasonably acceptable to the Board if the shareholder’s designated director is unable or unwilling to serve or resigns or is removed as a director. To enable the election of Messrs. Ballhaus and Lance, the Board has temporarily expanded the size of the Board from 9 to 11 directors. Following the Company’s 2022 Annual Meeting until the end of the Standstill Period (as defined below), the number of directors of the Company constituting the Board shall not exceed 9 directors.

JANA agreed to certain customary standstill provisions during the “Cooperation Period”, which continues until the date that is the earlier of (i) 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the Company’s 2023 annual meeting of stockholders and (ii) the date that is 145 days prior to the first anniversary of the 2022 Annual Meeting.

Pursuant to the JANA Agreement, with respect to the 2022 Annual Meeting and any special meeting during the Cooperation Period, JANA agreed to vote (A) in favor of all nominees for director nominated by the Board, (B) in favor of the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, (C) solely with respect to the 2022 Annual Meeting, in favor of the Board’s recommendation with respect to any amendment to the Company’s stock incentive plan to replenish shares available for grants under that plan in an amount not to exceed 2,000,000 shares, and (D) in accordance with the Board’s recommendations with respect to any other proposal or business that may be the subject of stockholder action at the 2022 Annual Meeting; provided, however, that in the event that Institutional Shareholder Services (“ISS”) or Glass Lewis & Co. LLC (“Glass Lewis”) recommends otherwise with respect to any Company or stockholder proposal (other than the proposal set forth in (A)), JANA is permitted to vote in accordance with the ISS or Glass Lewis recommendation. During the Cooperation Period, JANA may vote its shares in its discretion with respect to any proposal to authorize or approve specified extraordinary transactions or the Company’s “say-on-pay” proposal.

Starboard agreed to certain customary standstill provisions during the “Standstill Period”, which continues until the earlier of (i) the date that is 30 days prior to the deadline for the submission of stockholder nominations for the Company’s 2023 annual meeting of stockholders and (ii) the date that is 145 days prior to the first anniversary of the 2022 Annual Meeting.

Pursuant to the Starboard Agreement, with respect to the 2022 Annual Meeting, Starboard agreed to vote (A) in favor of all nominees for director nominated by the Board, (B) in accordance with the Board’s recommendation with respect to the Company’s stock incentive plan to replenish shares available for grants under that plan in an amount not to exceed 2,000,000 shares, (C) in favor of the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, and (D) in accordance with the Board’s recommendation with respect to any other Company proposal or stockholder proposal presented at the 2022 Annual Meeting, other than with respect to the Company’s “say-on-pay” proposal, which Starboard is permitted to vote as it sees fit; provided, however, that in the event that ISS or Glass Lewis recommends otherwise with respect to any Company or stockholder proposal (other than proposals relating to the election or removal of directors), Starboard is permitted to vote in accordance with the ISS or Glass Lewis recommendation. During the Standstill Period, Starboard is permitted to vote in its discretion on any proposal of the Company with respect to any extraordinary transaction.

The Company agreed to reimburse the reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred by JANA and Starboard through the date of their respective agreements, including, but not limited to, their Schedule 13D filings and the negotiation and execution of their respective agreement, provided that such reimbursement does not exceed a cap set forth in the applicable agreement.

Pursuant to the Agreements, on June 23, 2022, the Company amended the Rights Agreement, dated as of December 27, 2021, to increase the ownership threshold for a person to be an “Acquiring Person” (as defined in the Rights Agreement) from 7.5% of common stock to 10% of common stock (10% of common stock to 20% of common stock in the case of a passive institutional investor). The Rights Agreement, as amended, will expire no later than upon conclusion of the 2022 Annual Meeting.

The Company and each of JANA and Starboard made certain customary representations, agreed to mutual non-disparagement provisions, and agreed to jointly issue a press release announcing certain terms of the Agreements.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the JANA Agreement and the Starboard Agreement, copies of which are attached hereto as exhibits 10.1 and 10.2 respectively, and which are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information disclosed under Item 1.01 above regarding the Rights Agreement, as amended, is incorporated by reference herein. The First Amendment to the Rights Agreement is attached hereto as exhibit 4.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Agreements, effective as of June 23, 2022, the Board appointed William L. Ballhaus and Howard L. Lance as independent directors in Class I of the Board for a term expiring at the 2022 Annual Meeting and has agreed to re-nominate such directors for a three-year term at the 2022 Annual Meeting. Per the Agreements, Messrs. Ballhaus and Lance have each been appointed to the Nominating and Governance Committee and the M&A and Finance Committee and Mr. Lance has been appointed to the Human Capital and Compensation Committee. The Company also appointed Mr. Ballhaus to the Audit Committee and Mr. Lance to the Government Relations Committee. The Board has determined that Mr. Ballhaus and Mr. Lance are independent under the listing standards of the Nasdaq, that Mr. Ballhaus meets the financial literacy and enhanced independence requirements for service on the Audit Committee, and that Mr. Lance meets the enhanced independence requirements for service on the Human Capital and Compensation Committee.

The new non-employee directors were each granted a restricted stock award upon election pursuant to the Company’s Compensation Policy for Non-Employee Directors. Pursuant to the policy, new non-employee directors are granted equity awards in connection with their first election to the Board. This award consists of shares of restricted stock with a value equal to $225,000 divided by the average closing price of the Company’s common stock during the 30 calendar days prior to the date of grant. This award vests as to 50% of the covered shares on each of the first two anniversaries of the date of grant. The non-employee directors will also receive a cash retainer of $65,000 per year, paid quarterly in arrears.

Item 7.01 Regulation FD.

On June 24, 2022 the Company issued a press release relating to the Agreements and the changes to the Board. A copy of the press release is attached as exhibit 99.1 hereto.

The information provided in this Item 7.01 and in the attached exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this report that is being disclosed pursuant to Regulation FD.

Item 8.01 Other Events.

In connection with the election of Messrs. Ballhaus and Lance, the Company’s Board updated the composition of the committees of the Board effective as of June 23, 2022 as follows:

Audit Committee: Barry R. Nearhos (Chair), William L. Ballhaus, James K. Bass, Lisa S. Disbrow, William K. O’Brien, and Deborah A. Plunkett

Human Capital and Compensation Committee: Mary Louise Krakauer (Chair), Orlando P. Carvalho, Michael A. Daniels, Lisa S. Disbrow, Howard L. Lance, and Debora A. Plunkett

Government Relations Committee: Lisa S. Disbrow (Chair), Mark Aslett, Michael A. Daniels, Mary Louise Krakauer, Howard L. Lance, and Debora A. Plunkett

M&A and Finance Committee: Michael A. Daniels (Chair), William L. Ballhaus, James K. Bass, Orlando P. Carvalho, Howard L. Lance, Barry R. Nearhos, and William K. O’Brien

Nominating and Governance Committee: William K. O’Brien (Chair), William L. Ballhaus, Orlando P. Carvalho, Michael A. Daniels, Howard L. Lance, and Barry R. Nearhos

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	First Amendment to Rights Agreement, dated June 23, 2022, between Mercury Systems, Inc. and Computershare Trust Company, N.A., as Rights Agent
10.1	Cooperation Agreement, dated June 23, 2022, by and between Mercury Systems, Inc. and JANA Partners LLC
10.2	Agreement, dated June 23, 2022, by and among Mercury Systems, Inc., Starboard Value LP and the other entities and persons listed on the signature pages thereto
99.1	Press Release, dated June 24, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 24, 2022	MERCURY SYSTEMS, INC.

	By:	/s/ Christopher C. Cambria
Christopher C. Cambria
Executive Vice President, General Counsel, and Secretary